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                                                                      EXHIBIT 11
                            PAINE WEBBER GROUP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                          Years Ended December 31,
                                                              -----------------------------------------------
                                                                  1995              1994             1993
                                                              -------------    -------------    -------------
PRIMARY:

Weighted average common shares outstanding                       92,030,417       71,693,020       68,535,178

Incremental stock options and awards                              9,241,691        6,370,453        5,824,821

Weighted average effect of Cumulative Participating
  Convertible Voting Preferred Stock                                   --               --          4,329,959
                                                              -------------    -------------    -------------

Weighted average common and common equivalent shares            101,272,108       78,063,473       78,689,958
                                                              =============    =============    =============

Net income                                                    $      80,750    $      31,631    $     246,183

Interest savings on convertible debentures and
  short-term borrowings                                               3,322            1,330             --

Preferred dividend requirements                                     (29,291)          (1,219)          (1,834)
                                                              -------------    -------------    -------------

Net income applicable to common shares                        $      54,781    $      31,742    $     244,349
                                                              =============    =============    =============

Primary earnings per common share                             $        0.54    $        0.41    $        3.11
                                                              =============    =============    =============



FULLY DILUTED:

Weighted average common shares outstanding                       92,030,417       71,693,020       68,535,178

Incremental stock options and awards                              9,241,691        7,673,929        6,785,963

Weighted average effect of Cumulative Participating
  Convertible Voting Preferred Stock                                   --               --          4,329,959

Weighted average common shares issuable assuming conversion
  of 8% Convertible Debentures and equity securities                   --          1,647,190        4,676,191
                                                              -------------    -------------    -------------

Weighted average common and common equivalent shares            101,272,108       81,014,139       84,327,291
                                                              =============    =============    =============


Net income                                                    $      80,750    $      31,631    $     246,183

Interest savings on convertible debentures and
  short-term borrowings                                               1,526            2,181            3,004

Preferred dividend requirements                                     (29,291)            (969)            --
                                                              -------------    -------------    -------------

Net income applicable to common shares                        $      52,985    $      32,843    $     249,187
                                                              =============    =============    =============

Fully diluted earnings per common share                       $        0.52    $        0.41    $        2.95
                                                              =============    =============    =============
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